Exhibit 11.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Annual Report, as amended, of Landa App LLC on Form 1-K/A of our report dated April 29, 2022, which includes an explanatory paragraph combined financial statements of Landa App LLC in total and for each of the following series (collectively the “Series”) of Landa App LLC: Landa Series 1394 Oakview Circle, Landa Series 1701 Summerwoods Lane, Landa Series 1741 Park Lane, Landa Series 115 Sardis Street, Landa Series 209 Timber Wolf Trail, Landa Series 2505 Oak Circle, Landa Series 271 Timber Wolf Trail, and Landa Series 29 Holly Grove Road, (collectively the “Company”) as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 for Landa App LLC and for the year ended December 31, 2021 and for the period May 19, 2020 (inception) to December 31, 2020 for the Series, which report is included in this Annual Report on Form 1-K/A of Landa App LLC for the year ended December 31, 2021.

/s/ Marcum llp

Marcum llp

New York, NY

January 25, 2023